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                                                                    EXHIBIT 22.1



                         SUBSIDIARIES OF THE REGISTRANT


Each of the below listed subsidiaries is 100% directly or indirectly owned by CSP Inc. except as otherwise indicated, and all are included in the consolidated financial statements.

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                                                            STATE OR OTHER
                                                            JURISDICTION OF
NAME OF SUBSIDIARY                                   INCORPORATION/ORGANIZATION
------------------------------                       --------------------------

CSP Inc.                                             Massachusetts
40 Linnell Circle
Billerica, MA  01821-3901

CSP Securities Corp.                                 Massachusetts
40 Linnell Circle
Billerica, MA 01821-3901

CSP Foreign Sales Corp., Ltd.                        U.S. Virgin Islands
40 Linnell Circle
Billerica, MA  01821-3901

Scanalytics, Inc.                                    Delaware
8550 Lee Highway, Suite 400
Fairfax, VA  22031-1515

MODCOMP, Inc.                                        Florida
1650 West McNab Road
Ft. Lauderdale, FL  33309
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